Exhibit 99.1

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES
EXCHANGE ACT OF 1934

PHX Minerals Inc. (“PHX,” the “Corporation,” “we,” “our,” or “us”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is based upon our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws (“Bylaws”). The summary is not complete, and is qualified by reference to our Certificate of Incorporation and Bylaws, which are filed as exhibits to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2022, and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”) for additional information.

Authorized Shares of Capital Stock

Our authorized capital stock consists of fifty-four million ten thousand five hundred (54,010,500) shares, of which fifty-four million five hundred (54,000,500) shares are shares of common stock, par value of $0.01666 per share (“Common Stock”), and ten thousand (10,000) shares are shares of preferred stock, par value of $0.01666 per share (“Preferred Stock”). As of April 1, 2022, there were approximately 35,205,154 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

Listing

Our Common Stock is listed and principally traded on The New York Stock Exchange under the symbol “PHX”.

Voting Rights

Each holder of shares of our Common Stock is entitled to one (1) vote for each share held of record by such holder on the applicable record date on all matters submitted to a vote of stockholders. Holders of our Common Stock do not have the right to vote cumulatively.  Except as otherwise provided by the DGCL, our Certificate of Incorporation or our Bylaws, if a quorum is present: (a) at a meeting of stockholders for an uncontested election of directors, directors shall be elected by a majority of the votes validly cast; (b) at a meeting of stockholders for a contested election of directors, directors shall be elected by a plurality of the votes validly cast in such election; and (c) action on any matter other than the election of directors shall be approved by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the action.

Our Certificate of Incorporation provides that except as otherwise required by non-waivable or non-modifiable applicable law, no merger, consolidation, conversion, liquidation or dissolution of the Corporation, nor any action that would result in the same or that would result in the disposition of all or substantially all of the assets of the Corporation, in any such case, which requires stockholder approval under applicable law, shall be valid unless first approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock then entitled to vote on such matters; provided, however, that if any such action has been approved prior to the vote by the stockholders by two-thirds of the whole board of directors, the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote on such matters shall be required, to the extent such stockholder approval is otherwise required by the DGCL.

Subject to the rights of holders of any series of Preferred Stock then outstanding, holders of our Common Stock may take action without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of seventy-five percent (75%) of the outstanding shares of Common Stock.

Dividend Rights

Subject to any preferential dividend rights granted to the holders of any shares of our Preferred Stock that may at the time be outstanding, holders of our Common Stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon Liquidation

Subject to any preferential rights of outstanding shares of Preferred Stock, holders of our Common Stock are entitled to share pro rata, upon any liquidation or dissolution of PHX, in all remaining assets legally available for distribution to stockholders.

Other Rights and Preferences

The holders of our Common Stock do not possess redemption rights, conversion rights, preemptive rights or exchange rights. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate in the future. Our Common Stock has no sinking fund.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our Common Stock.

Certain Anti-Takeover Effects

Certain provisions of our Certificate of Incorporation and Bylaws and of the DGCL may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice of their proposal in writing to our Corporate Secretary. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual stockholders’ meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the board of directors, for a stockholder’s nomination to be properly brought before the special meeting, the stockholder’s notice must be delivered not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or from otherwise attempting to obtain control of us.

Additional Authorized Shares of Capital Stock

The additional shares of authorized Common Stock and Preferred Stock available for issuance under our Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Exclusive Forum

Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Our Bylaws further provide that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Nothing in the exclusive forum provisions of our Bylaws affects suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

Section 203 of the DGCL

As a Delaware corporation, we are subject to Section 203 of the DGCL. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 stockholders is not permitted, with certain exceptions, to engage in a business combination with any interested stockholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested stockholder, unless (a) before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

We have not opted out Section 203 of the DGCL and are therefore subject to its provisions.

Staggered Board of Directors

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board of directors. The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Our Bylaws and Section 141 of the DGCL permit the removal of any member of our board of directors only for cause. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Stock.

In addition, our Bylaws provide that all vacancies, including newly created directorships, may be filled by a majority of the directors then in office, even if less than a quorum.

Special Meetings of Stockholders

Stockholders do not have the right to call special meetings of stockholders, which may only be called by our board of directors.  Our board of directors has the sole right to determine the proper purpose or purposes of any special meeting of stockholders, and business transacted at the meeting is limited to the purposes stated in the notice of the special meeting.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. For any particular series of Preferred Stock that we may issue, our board of directors will determine the rights, preferences and other material terms of that series of Preferred Stock, including, but not limited to:

(a)the designation of the series;

(b)the number of shares of the series;

(c)the dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(d)whether the series will have voting rights, generally or upon specified events, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(e)whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(f)whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

(g)the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(h)the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(i)the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

(j)any other relative rights, preferences, and limitations of that series.

Our board of directors has the ability to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our Common Stock might believe to be in their best interest or in which the holders of our Common Stock might receive a premium for their shares of our Common Stock over the market price of our Common Stock. The issuance of Preferred Stock may adversely affect the holders of our Common Stock, including, without limitation, by restricting dividends on our Common Stock, diluting the voting power of our Common Stock or subordinating the liquidation rights of our Common Stock. As a result of these and other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.